Exhibit 23.10

CONSENT OF DAVID A. ROSS

The undersigned hereby consents to:

(i)
the filing of the written disclosure (the “Technical Disclosure”) regarding (a) the “Technical Report on the Arizona Strip Uranium Project, Arizona, U.S.A.” dated June 27, 2012 and (b) the “Technical Report on the EZ1 and EZ2 Breccia Pipes, Arizona Strip District, U.S.A.” dated June 27, 2012, contained in the Annual Report on Form 10-K for the period ended December 31, 2016 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-3 (File No. 333-210782), and any amendments thereto (the “S-3”);

(iii)
the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statements (File Nos. 333-205182 and 333-194900), and any amendments thereto (the “S-8s”);

(iv)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form F-4 Registration Statement, as amended (File No. 333-203996) (the “F-4”); and

(v)	the use of my name in the 10-K, the S-3, the S-8s and the F-4.

/s/ David A. Ross
David A. Ross, P.Geo.

Date: March 9, 2017

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